UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 2, 2007
Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania		19477

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000
     (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Bylaws
Advanta Employees' Severance Pay Plan
Employee Change of Control Severance Plan
Senior Management Change of Control Severance Plan

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Severance and Change of Control Plans
          On April 2, 2007, the Company’s Board of Directors approved amendments to: (1) the Advanta Employees’ Severance Pay Plan (the “Base Severance Plan”); the Advanta Corp. Employee Change of Control Plan (the “Base Change of Control Plan”); and the Advanta Senior Management Change of Control Plan (the “Senior Management Change of Control Plan”).
          The Base Severance Plan was amended to: make changes that are necessary to ensure that the plan and payments under the plan either meet the requirements of or are exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended; conform references to terms, other plans and related documents referred to throughout the plan; and improve the clarity of the plan language, including provisions regarding the discretion of the committee administering the plan and eligibility requirements for employees under the plan.
          The Base Change of Control Plan was amended to: make changes that are necessary to ensure that the plan and payments under the plan either meet the requirements of or are exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended; conform references to terms, other plans and related documents referred to throughout the plan; and improve the clarity of the plan language, including provisions regarding the coordination of payments under multiple plans, programs and agreements and the discretion of the committee administering the plan.
          The Senior Management Change of Control Plan was amended to: make changes that are necessary to ensure that the plan and payments under the plan either meet the requirements of or are exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended; conform references to terms, other plans and related documents referred to throughout the plan; and improve the clarity of the plan language, including provisions regarding the coordination of payments under multiple plans, programs and agreements and criteria for eligibility to participate in the plan. The amendments provide for a level of outplacement benefits and COBRA subsidy for participants that are new benefits which were not included under the prior plan. As amended, the Senior Management Change of Control Plan includes a provision that specifies that Mr. Alter, Chairman of the Board and Chief Executive Officer, and Mr. Rosoff, Vice Chairman and President, will be entitled to receive certain additional payments that are equal to any excise tax payments each of them would be required to make with respect to all excess parachute payments, if any, resulting from a change of control and the taxes charged thereon. The amount of this tax “gross up” payment is structured to be an amount sufficient to reimburse the executive for the amount of the excise taxes on excess parachute payments and to cover the taxes due on such reimbursement. With respect to officers other than Messrs. Alter and Rosoff, the Senior Management Change of Control Plan provides for reductions to amounts that would otherwise be considered to be “excess parachute payments” so as to reduce such payments to a level that is below the level at which such payments would be treated for federal tax purposes as “excess parachute payments.”
          The actual amounts that would be paid or payable to Messrs. Alter and Rosoff or the other Named Executive Officers of the Company are not determinable at this time because the amounts will vary depending on the facts and circumstance triggering the payments and the level of compensation of the executive officer at that time. The Base Severance Plan, the Base Change of Control Plan and the Senior Management Change of Control Plan, as amended and restated, are attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively. The foregoing descriptions of the plans do not purport to complete and is qualified in its entirety by reference to the full text of the plans.
Executive Compensation Arrangements for Messrs. Alter and Rosoff
          Base Salary and Target Bonus. There have been no material modifications to the base salary and target bonus levels for Messrs. Alter and Rosoff for more than ten years. In light of this, in December 2006, the Company’s Compensation Committee approved the retention of Mercer Human Resource Consulting, Inc. (“Mercer”) as a compensation consultant and advisor to perform a competitive assessment of the compensation for the members of the Office of the Chairman, Messrs. Alter and Rosoff. Mercer analyzed their compensation, including base salary, bonus and pay mix, as compared to several peer groups. The Company’s Compensation Committee and Board of Directors considered Mercer’s assessment and recommendations and, on April 2, 2007, the Compensation Committee recommended and the Board of Directors approved the following changes to compensation for Messrs. Alter and Rosoff.
          With respect to Mr. Alter, the Board of Directors approved: an annual base salary of $1,000,000 and a target bonus percentage of 250% of base salary. With respect to Mr. Rosoff, the Board of Directors approved: an annual base salary of $750,000 and a target bonus percentage of 150% of base salary. For both Messrs. Alter and Rosoff, bonuses up to $446,250 are payable in shares of Class B Common Stock under the Company’s existing AMIP VI restricted stock program and bonuses in excess of that amount will be payable in cash. In addition, the Compensation Committee and the Board of Directors made the target size of future stock option grants to Messrs. Alter and Rosoff 123,000 options to purchase shares of Class B Common Stock. The size of actual future grants of stock options may vary depending on the circumstances.
          Supplemental Executive Insurance Program. In 1993, the Company commenced a split dollar life insurance program for certain executives that was designed to provide participants with paid up life insurance policies that would continue over their lives, including post-retirement. Messrs. Alter and Rosoff participate in the split dollar life insurance program pursuant to which the Company agreed to make premium payments on life insurance policies purchased for their benefit. The executive officer has the right to designate the beneficiary under the policies. Upon the death of an insured or termination of the policy, the Company is entitled to receive the amount of its cash investment in the policies out of the proceeds of the policy. Presently, there are split dollar life insurance policies in place for Mr. Alter and Mr. Rosoff which are expected to pay death benefits aggregating approximately $65 million and $5 million, respectively. The split dollar life insurance program can no longer be executed as originally intended due to changes in law, including the enactment of the Sarbanes-Oxley Act of 2002 and changes in the tax laws.
          In response to these changes in law, on April 2, 2007 the Compensation Committee recommended and the Board of Directors approved a new arrangement that, when coupled with the existing split dollar life insurance program, is designed to provide Messrs. Alter and Rosoff with the same benefits that were originally intended when the split dollar life insurance program was originally established. In lieu of insurance premium payments that the Company expected to pay under the existing split dollar life insurance program, the Company will provide Messrs. Alter and Rosoff with additional payments to cover their tax costs and unanticipated additional insurance premiums that the executives may need to fund directly in the future. These additional payments to Messrs. Alter and Rosoff will be taxable to the participants and the new arrangement includes a tax gross-up for both participants. The new arrangement is referred to in this Form 8-K as the “supplemental executive insurance program,” and will be treated for tax purposes as a form of nonqualified deferred compensation. In addition to the supplemental executive insurance program, as described above, the Company will purchase an additional life insurance policy for Mr. Alter in order to replace the portion of split dollar benefits that were contemplated under the original split dollar life insurance program that cannot be fully funded due to the changes in law. For both Messrs. Alter and Rosoff, the full rights to the supplemental executive insurance program are scheduled to vest over time and will be fully vested when each participant reaches age 70. Vesting would also accelerate upon a change of control, and in this circumstance, Messrs. Alter and Rosoff would also be entitled to a tax gross up payment in an amount equal to any taxes due as a result of the accelerated vesting and the taxes on such payment.
          The supplemental executive insurance program also includes a provision that would become immediately effective in the event that any changes to Section 409A of the Internal Revenue Code of 1986, as amended, are enacted in the future which would require a reduction in the benefits that are intended to be delivered to Messrs. Alter and Rosoff through the supplemental executive insurance program. As a result, the supplemental executive insurance program includes a provision that would automatically bring it into compliance with any such legislation if it is adopted and, in that case, the Company would make commensurate payments to Messrs. Alter and Rosoff on an after tax basis to provide them with the full economic benefit contemplated by this program before such legislation was enacted.

          The description of the supplemental executive insurance program in this report is a summary only and is qualified in its entirety by reference to the full text of any documents related to the program that are subsequently filed by the Company in accordance with applicable requirements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On April 2, 2007, the Company’s Board of Directors approved the following amendments to the Company’s Bylaws.
•	Article V, Section 5-1: to provide that shares can be uncertificated as well as certificated.

•	Article V, Section 5-3: to provide that shares, including fractional shares, can be uncertificated as well as certificated.

•	Article VII, Section 7-1: to provide that indemnification of the Company’s current and former employees and agents is permissive rather than mandatory and to clarify that a person entitled to indemnification for a portion of expenses, judgments or other amounts but not for the total amount thereof, will be indemnified for such portion.

•	Article VII, Section 7-2: to provide that advancement of expenses is mandatory, rather than permissive, for certain current and former directors and officers of the Company.

•	Article VII: to add a new Section 7-3 providing that, with certain exceptions, the Company shall not be obligated to indemnify or advance expense to a person with respect to any proceeding initiated or brought voluntarily by such person.

•	Article VII: to add a new Section 7-4 requiring persons seeking indemnification or advancement of expenses to submit written requests to the Company.

•	Article VII: to add a new Section 7-5 entitling the Company, with certain exceptions, to participate in and assume the defense of any proceeding with respect to which a person seeks indemnification.

•	Article VII: to add a new Section 7-6 requiring the written consent of the Company or the indemnitee before the other may settle certain proceedings.

•	Article VII, Section 7-7: to eliminate a provision placing on the Company the burden of proving that a person claiming entitlement to indemnification or advancement of expenses is not entitled to such indemnification or such advancement of expenses.

•	Article VII: to add a new Section 7-8 entitling the Company to recover advanced expenses if it is ultimately determined by a final judicial decision that the person was not entitled to be indemnified by the Company.

•	Article VII: to add a new Section 7-9 to which language that previously was in Section 7-1 (regarding the duration and non-exclusivity of rights to indemnification and advancement of expenses) has been moved.

•	Article VII: to add a new Section 7-10 to which language that previously was in Section 7-3 (regarding insurance) has been moved.

•	Article VII: to add a new Section 7-11 providing that no repeal or modification of Article VII shall adversely affect the rights of any director, officer, employee or agent of the Company with respect to any occurrence or matter arising prior to any such repeal or modification.
The above described amendments to the Bylaws became effective immediately upon their adoption by the Board of Directors.
          A complete copy of the Company’s Bylaws, as amended and restated, is attached to this report as Exhibit 3.2 and incorporated by reference and the foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the amended and restated Bylaws.
Item 8.01 Other Events
          On April 2, 2007, the Company’s Board of Directors declared a three-for-two stock split in the form of a 50% stock dividend on each of the Company’s outstanding shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, payable in Class A Common Stock and Class B Common Stock, respectively. The record date for determination of the stockholders entitled to the stock dividend will be the close of business on Friday, May 25, 2007 and the stock dividend will be paid after the close of business on Friday, June 15, 2007. In lieu of distributing fractional shares, the Company will pay to any stockholder of record at the close of business on Friday, May 25, 2007 who holds an odd number of shares of Class A Common Stock or Class B Common Stock an amount in cash equal to one-third the amount of the closing price of a share of Class A Common Stock or Class B Common Stock, as the case may be, on Thursday, June 14, 2007, as reported on The NASDAQ Global Select Market. The Company’s employee benefit plans and each outstanding option granted by the Company to acquire shares of Class A Common Stock or Class B Common Stock shall be appropriately adjusted to reflect the stock dividends.
          On April 2, 2007, the Company’s Board of Directors approved a future increase in the quarterly dividend rate payable on the Class A Common Stock from a pre-split rate of $0.2125 per share to a pre-split rate of $0.2656 per share and a future increase in the quarterly dividend rate payable on the Class B Common Stock from a pre-split rate of $0.2550 per share to a pre-split rate of $0.3188 per share. On a split-adjusted basis, the approved future increases in the quarterly dividend rates will result in quarterly dividend rates of $0.1771 per share of Class A Common Stock and $0.2125 per share of Class B Common Stock. The dividend rate increases are not intended to go into effect, and will not go into effect, until June 15, 2007 (though the record date for determination of the stockholders entitled to such dividend increases is expected to be on or about the close of business May 25, 2007).
          On April 2, 2007, the Company’s Board of Directors also authorized the repurchase by the Company from time to time, in the open market or through privately negotiated transactions, of up to an aggregate of 1.5 million shares of the Company’s Class B Common Stock, par value $0.01 per share, stated on a split-adjusted basis. The Board of Directors has delegated to certain of the Company’s officers the authority to determine the terms of such repurchases, including the quantity, timing and price of such repurchases. The repurchased shares shall resume the status of authorized but not outstanding shares of Class B Common Stock.

          In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
          This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; and (2) effect of legal and regulatory developments. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws

10.1	Advanta Employees Severance Pay Plan, as amended and restated effective April 2, 2007

10.2	Advanta Corp. Employee Change of Control Severance Plan, as amended and restated effective April 2, 2007

10.3	Advanta Senior Management Change of Control Severance Plan, as amended and restated effective April 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: April 4, 2007

	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai
Senior Vice President, Chief
Administrative Officer,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.2	Amended and Restated Bylaws	Filed herewith

10.1	Advanta Employees Severance Pay Plan, as amended and restated effective April 2, 2007	Filed herewith

10.2	Advanta Corp. Employee Change of Control Severance Plan, as amended and restated effective April 2, 2007	Filed herewith

10.3	Advanta Senior Management Change of Control Severance Plan, as amended and restated effective April 2, 2007	Filed herewith